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                                                                     EXHIBIT 3.6


                                     AMENDED
                                       AND
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PRIME SERVICE, INC.


     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Prime Service, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

     (1)  The name of the Corporation is Prime Service, Inc.

     (2) The Corporation was originally incorporated under the name Prime Holding, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was November 17, 1994.

     (3) This Restated Certificate of Incorporation was duly adopted as of October __, 1996, pursuant to Section 242 and Section 245 of the Delaware General Corporation Law.

     (4) Written consent and notice of the actions taken has been given in accordance with Section 228 of the Delaware General Corporation Law.

     (5) The Certificate of Incorporation of Prime Service, Inc. is hereby amended and restated in its entirety as follows:

     FIRST: The name of the Corporation (hereinafter called the "Corporation") is Prime Service, Inc.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19801, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 consisting of:

     (a) 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"); and

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     (b)  10,000,000 shares of preferred stock, par value $.01 per share
          ("Preferred Stock").

The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with the authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preferences, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     FIFTH: The name and the mailing address of the incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------

          Jacqueline Casper        Corporation Service Company
                                   1013 Centre Road
                                   Wilmington, DE 19801

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:


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          1.   The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of the directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

          2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and, after the Corporation has received any payment of any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

          3. No outstanding shares of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation or a Certificate of Designation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as may be specified in the Certificate of Incorporation or a Certificate of Designation or as the provisions of paragraph (2) of subsection (b) of Section 242 of the Delaware General Corporation Law shall otherwise require, provided, that such paragraph of the Delaware General Corporation Law shall not entitle the holder of a share of any class of stock to vote on the increase of the number of authorized shares of such class of stock or the decrease of the number of authorized but not outstanding shares of such class of stock, if such class of stock is not a class of stock that has general voting powers including, without limitation, the power to elect directors.

     NINTH: The fullest extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

     TENTH: The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. If the Delaware General Corporation Law is amended after the date of the filing of


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this Certificate of Incorporation to authorize corporate action providing for additional indemnification, then the Corporation shall provide for such indemnification to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article TENTH by the stockholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Article TENTH at the time of such repeal or modification.

     ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation under seal and on behalf of Prime Service, Inc. and has attested such execution and does verify and affirm, under penalties of perjury, that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this __ day of October, 1996.

                                        PRIME SERVICE, INC.


                                        By
                                           ------------------------------------
                                           Name:
                                           Title:

[SEAL]




By
  ------------------------------
  Name:
  Title:


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